CERTIFICATE OF
                      RESTATED ARTICLES OF INCORPORATION OF
                                  DATAKEY, INC.



         We the undersigned William P. Flies and Thomas R. King, respectively the president and secretary of Datakey, Inc., a corporation subject to the provisions of the Minnesota Business Corporations Act, do hereby certify that, pursuant to action taken by the directors of the Corporation at a regularly scheduled meeting thereof and a majority vote of the outstanding shares of the Corporation present in person or by proxy at an annual meeting thereof, the Corporation effective as of May 24, 1982 elected to become governed by Minnesota Statutes Ch. 302A and, in addition, approved and adopted the following Restated Articles of Incorporation to supercede and take place of the existing Articles of Incorporation.

                                    ARTICLE I

         The name of the Corporation is Datakey, Inc.


                                   ARTICLE II

         The registered office of this Corporation is located at 12281 Nicollet Avenue South, Burnsville, Minnesota, 55337.

                                   ARTICLE III

         3.01 The aggregate number of shares of stock which this Corporation shall have the authority to issue is 5,000,000. All common stock issued by the Corporation shall have a par value of $.05 per share.

         3.02. The board of directors may from time to time establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

         3.03. No shareholder of the Corporation shall have any preemptive rights.

         3.04. No shareholder shall be entitled to any cumulative voting rights.

         3.05. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares outstanding, except where a larger proportion is required by law, these articles or a shareholder control agreement.

                                   ARTICLE IV

         The name and address of the original incorporator of this Corporation is: William P. Flies, 12808 Woodview Lane, Burnsville, Minnesota, 55337.

                                    ARTICLE V

         The names and addresses of the present board of directors are:

         William P. Flies                            Richard A. Walter
         12281 Nicollet Avenue                       10101 E. Bren Road
         Burnsville, MN  55337                       Minnetonka, MN  55343

         Thomas R. King                              Timothy P. Stepanek
         600 Midwest Plaza Bldg.                     1730 Midwest Plaza Bldg.
         Minneapolis, MN  55402                      Minneapolis, MN  55402


         IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of May, 1982.

                                                  /s/ William P. Flies
                                                 William P. Flies, President

                                                  /s/ Thomas R. King
                                                 Thomas R. King, Secretary

STATE OF MINNESOTA         )
                                    ) ss.
COUNTY OF HENNEPIN         )

         William P. Flies and Thomas R. King, being duly sworn on oath, depose and say that they are, respectively, the president and secretary of Datakey, Inc., the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders and board of directors of said corporation; that said certificate is executed on behalf of said corporation by its express authority; and that they further acknowledge the same to be their free act and deed and the free act, and deed of said corporation.

                                                   /s/ William Flies

                                                   /s/ Thomas R. King

Subscribed and sworn to before me this 24th day of May, 1982.

                                                   /s/ Elizabeth A. Forehand
                                                   Notary Public - Minnesota
                                                   Hennepin County
                                                   My commission expires 3-13-87

                            OFFICERS' CERTIFICATE OF
                                  DATAKEY, INC.

         We, the undersigned, John H. Underwood and Thomas R. King, the respective President and Secretary of Datakey, Inc., a corporation subject to the provisions of Minnesota Statutes, Chapter 302A, do hereby certify that the Minutes of Action Without Meeting of the Board of Directors of the corporation dated December 23, 1985, a copy of which is attached hereto and incorporated herein by reference, in which the Board of Directors authorized the issuance of Preferred Stock, were unanimously adopted and approved by such Board of Directors.
         IN WITNESS WHEREOF, we have subscribed our names this 23rd day of December, 1985.

                                                  /s/ John H. Underwood
                                                 John H. Underwood
                                                 President


                                                  /s/ Thomas R. King
                                                 Thomas R. King
                                                 Secretary

STATE OF MINNESOTA         )
                                    ) ss.
COUNTY OF HENNEPIN         )
         On this 23rd day of December, 1985, before a Notary Public within and for said County, personally appeared John H. Underwood and Thomas R. King, to me personally known, being by me duly sworn, and did say that they are the President and Secretary, respectively, of the corporation named above and that the said instrument was signed on behalf of the corporation and the persons who signed said instrument acknowledged it to be the free act and deed of said corporation.

                                                  /s/ Diane M. Dossetto
                                                  Notary Public - Minnesota
                                                  Ramsey County
                                                  My commission expires 7-10-90

                        MINUTES OF ACTION WITHOUT MEETING
                          OF THE BOARD OF DIRECTORS OF
                                  DATAKEY, INC.

         The undersigned,  being all of the members of the Board of Directors of
Datakey,   Inc.,  hereby  adopt,  by  action  without  meeting,   the  following
resolutions to be effective as of December 23, 1985, to-wit:

         RESOLVED: That the Preferred Stock authorizing resolutions, which resolutions are attached hereto as Exhibit A and which resolutions establish a class of Convertible Preferred Stock be and they hereby are adopted.

         FURTHER RESOLVED: That the officers of the corporation be, and they hereby are, authorized and directed to take whatever action is necessary to effect the foregoing resolutions.


                                                /s/ John H. Underwood
                                                John H. Underwood


                                                /s/ William P. Flies
                                                William P. Flies


                                                /s/ Timothy A. Stepanek
                                                Timothy A. Stepanek


                                                /s/ Thomas R. King
                                                Thomas R. King

                                    EXHIBIT A


                                MINUTES OF ACTION
                             WITHOUT MEETING OF THE
                       BOARD OF DIRECTORS OF DATAKEY, INC.



         The undersigned, being all of the members of the Board of Directors of Datakey, Inc., hereby adopt, by action without meeting, the following resolution to be effective as of December 23, 1985, to-wit:

         WHEREAS, the Articles of Incorporation of Datakey, Inc., a Minnesota corporation, authorize the corporation to issue an aggregate of 5,000,000 shares of capital stock and empower the corporation's Board of Directors to establish from time to time by resolution different classes or series of shares and to fix the rights and preferences of said shares in any class or series; and

         WHEREAS, there currently are outstanding 2,979,750 shares of Common Stock, the remaining 2,020,250 authorized shares of capital stock being undesignated; and

         WHEREAS, the corporation's Board of Directors deems it to be in the best interests of the corporation and its shareholders to establish a second class of capital stock, Convertible Preferred Stock, having certain rights and preferences;

         NOW, THEREFORE, BE IT RESOLVED, that the 5,000,000 shares of capital stock authorized by the Articles of Incorporation of this corporation be, and they hereby are, designated as belonging to the following classes having the relative rights and preferences set forth below:

Section 1.        Shares and Classes Authorized.

         Of the 5,000,000 shares which the corporation is authorized to issue, 4,000,000 shares shall be designated Common Stock, par value $.05, 400,000 shares shall be designated Convertible Preferred Stock and 600,000 shares shall be undesignated capital stock.

Section 2.        Right and Preferences of Convertible Preferred Stock.

         The rights and preferences of the 400,000 shares of Convertible Preferred Stock shall be as set forth in Exhibit 1 which is attached hereto and made a part hereof.


                                              /s/ William P. Flies
                                              William P. Flies


                                              /s/ John H. Underwood
                                              John H. Underwood


                                              /s/ Timothy A. Stepanek
                                              Timothy A. Stepanek


                                              /s/ Thomas R. King
                                              Thomas R. King

                                                                    EXHIBIT 1


                      CERTIFICATE OF RIGHTS AND PREFERENCES
                                       OF
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  DATAKEY, INC.


(A).     Classification of Undesignated Shares.

         Of the 1,000,000 undesignated shares which the corporation is authorized to issue under its Articles of Incorporation, 400,000 of such shares shall all be classified as shares of Convertible Preferred Stock of the corporation (the "Preferred Stock"). Such shares of Preferred Stock, together with the 4,000,000 authorized shares of Common Stock of the corporation (the "Common Stock") and the balance of the undesignated shares of the corporation, are sometimes hereinafter collectively referred to as the "capital stock".

(B).     Voting Privileges.

                  (a) General. Each holder of Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Except as otherwise provided in subparagraph (b) below, and except as otherwise required by agreement or law, the shares of capital stock of the corporation shall vote as a single class on all matters submitted to the stockholders.

                  (b) Without the affirmative vote of the holders (acting together as a class) of at least a majority (with respect to (1) below) or at least 90% (with respect to (2) below) of the shares of Preferred Stock at the time outstanding, the corporation shall not:

         (1) authorize or issue any shares of stock having a priority over Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the corporation; or

         (2) amend the Articles of Incorporation of the corporation so as to alter any existing provision relating to Preferred Stock.

                  (c) No Cumulative Voting. No holder of shares of capital stock shall have any cumulative voting rights.

(C).     No Preemptive Rights.

         No holder of shares of any class of capital stock shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(D).     Cash Dividends.

         Any dividend declared must be payable with respect to all outstanding shares of capital stock of the corporation. In the event any dividend is declared with respect to the capital stock, each holder of Preferred Stock shall be paid such cash dividend on the basis of the number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided.

(E).     Other Terms of the Preferred Stock.

                  (a) Liquidation Preference. In the event of either an involuntary or a voluntary liquidation or dissolution of the corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the corporation an amount equal to $2.50 per share. In the event of either an involuntary or voluntary liquidation or dissolution of the corporation, payment shall be made to the holders of the Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the corporation ranking junior to the Preferred Stock with respect to payment of dividends or upon dissolution or liquidation of the corporation. If upon any such liquidation or dissolution of the corporation the assets available for distribution `shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution.

                  The merger or consolidation of the corporation into or with another corporation or the merger or consolidation of any other corporation into or with the corporation (in which consolidation or merger the stockholders of the corporation receive distribution of cash or securities or other property as a result of such consolidation or merger), or the sale, transfer or other disposition of all or substantially all of the assets of the corporation, shall be deemed, for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, consolidation, sale, transfer or other disposition, to be a liquidation or dissolution of the corporation for purposes of this subparagraph (a) if the holders of a majority of the outstanding shares of Preferred Stock so elect by giving written notice thereof to the corporation at least two days before the effective date of such event. If no such notice is given, the provisions of subparagraph (c)(7) hereof shall apply.

                  Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (c) below.

                  (b) Redemptions. Redemptions of shares of Preferred Stock by the corporation without the consent of the holders thereof are not permitted. Mandatory redemptions of shares of Preferred Stock by the corporation are not required.

                  (c) Conversion Right; Mandatory Conversion. At the option of the holders thereof, the shares of Preferred Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of the Preferred Stock being taken at $2.50 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $2.50 per share of Common Stock (i.e., at an initial conversion rate of one share of Common Stock for each share of Preferred Stock), provided, however, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions shall govern such right of conversion:

         (1) In order to convert shares of Preferred Stock into shares of Common Stock of the corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert such shares. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

         (2) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

         (3) Except for the issuance of Conversion Stock and Warrant Stock (as those terms are defined in the Preferred Stock Purchase Agreement dated December 16, 1985 among the corporation and the Purchasers named therein) (a) if and whenever on or prior to June 30, 1987 the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the conversion price shall be reduced to such lesser price, and (b) if and whenever after June 30, 1987 the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, and/or the corporation shall issue or sell any shares of

                  Common Stock for a consideration per share less than the market price on the date of such issue or sale, then forthwith upon such issue or sale the conversion price shall be reduced to the price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing conversion price, and (bb) the consideration, if any, received by the corporation upon such issue or sale, by (2) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (bb) the number of shares of Common Stock thus issued or sold.

                           For  the  purposes  of  this  subparagraph  (3),  the
                  following provisions (i) to (vii), inclusive, shall also be applicable:

                  (i) In case at any time the corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the, corporation upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subparagraph (6) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) In case the corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in subparagraph (6) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this subparagraph (3), no further adjustment of the conversion price shall be made by reason of such issue or sale.

                  (iii) In case the corporation shall, after June 30, 1987, declare a dividend or make any other distribution upon any capital stock of the corporation payable in Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, any Common Stock or

                           Convertible Securities, or any such rights or options, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (iv) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the corporation, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any other corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (7) below, shall be made after giving effect to such adjustment of the conversion price.

                  (v) In case the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then the date of such record shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (vi) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (3).

                  (vii) "Market price" shall mean the average of the high and low prices of the Common Stock sales on all exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day in the over-the-counter market, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not listed on any exchange or quoted in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the corporation as of a date which is within 15 days of the date as of which the determination is to be made.

         (4) In case the corporation shall declare a dividend or make a distribution upon the Common Stock payable otherwise than out of earnings or earned surplus (including dividends or distributions in Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities), then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, the cash, stock or other securities and other property which such holder would have received by way of dividends (otherwise than out of such earnings or surplus) if continuously since such holder became the record holder of such shares of Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the corporation.

         (5) In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

         (6) If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph (3), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause
                  (i) or clause (ii) of subparagraph (3), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect hereunder shall forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect hereunder shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance o the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph
                  (3), or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

         (7) If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (a) above, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the corporation immediately theretofore receivable upon the conversion of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the holders of Preferred Stock, at the last addresses of such holders appearing on the books of the corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

         (8) Upon any adjustment of the conversion price, then and in each case the corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the holders of Preferred Stock, at the addresses of such holders as shown on the books of the corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (9)      In case at any time:

                  (i) the corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (ii) the corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (iii) the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iv) there shall be any capital reorganization, or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sales of all or substantially all of its assets to, another corporation; or

                  (v)      there   shall   be   a   voluntary   or   involuntary
                           dissolution,   liquidation   or  winding  up  of  the
                           corporation;

                  then, in any one or more of said cases, the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of Preferred Stock at the addresses of such holders as shown on the books of the corporation, of the date on which (a) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

         (10) If any event occurs as to which in the opinion of the Board of Directors of the corporation the other provisions of this paragraph (c) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

         (11) As used in this paragraph (c) the term "Common Stock" shall mean and include the corporation's presently authorized Common Stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of shares of Preferred Stock shall include shares designated as Common Stock of the corporation as of the date of issuance of such shares of Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (7) above.

         (12) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock, determined pursuant to subparagraph (3)(vii) above, as of the close of business on the day of conversion.

Mandatory Conversion. Preferred Stock shall automatically be converted into shares of Common Stock of the corporation, without any act by the corporation or the holders of Preferred Stock, concurrently with the closing of the first public offering by the corporation of shares of Common Stock of the corporation registered under the Securities Act of 1933, as amended, in which (1) the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, and (2) the aggregate public offering price of the securities sold for cash by the corporation in the offering, net of expenses payable by the corporation in connection with such offering, is at least $5,000,000, and (3) the public offering price per share of Common Stock is at least $5 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like). As used herein, the term "closing" shall mean the delivery by the corporation to the underwriters of certificates representing the shares of Common Stock of the corporation offered to the public against delivery to the corporation by such underwriters of payment therefor. The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters. Each holder of a share of Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Preferred Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering. Upon such conversion, each holder of a share of Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock of the corporation.

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                  DATAKEY, INC.

         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following Amendment of Section 3.01 of the Articles of Incorporation of Datakey, Inc. was adopted at a meeting of the shareholders of the corporation duly convened and held on the 6th day of May, 1986, by a vote of 84% of the voting power of all shares entitled to vote:

                  "3.01 The aggregate number of shares of stock which this corporation shall have authority to issue is 12,500,000 shares, consisting of 10,000,000 shares of Common Stock, par value $.05, 400,000 shares of Preferred Stock and 2,100,000 undesignated shares." I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                                            /s/ John H. Underwood
                                           John H. Underwood, President

STATE OF MINNESOTA         )
                                    )  SS.
COUNTY OF Dakota           )

         The foregoing instrument was acknowledged before me this 25th day of June, 1986, by John H. Underwood, President of Datakey, Inc., a Minnesota corporation, on behalf of the corporation.

                                             /s/ Bette F. Feahr
                                             Notary Public - Minnesota
                                             Dakota County
                                             My commission expires 8-20-91
(Notarial Seal)

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORAT10N
                                       OF
                                  DATAKEY, INC.



         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following Amendment of the Articles of Incorporation of Datakey, Inc., adding
Article VI, was adopted at a meeting of the shareholders of the corporation duly convened and held on the May 12, 1987, by a majority vote of the voting power of all shares entitled to vote:

         "ARTICLE VI - LIMITATION OF DIRECTOR LIABILITY

                  6.1) To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

         I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.


                                             /s/ John H. Underwood
                                            John H. Underwood, President



STATE OF MINNESOTA         )
                                    )  SS.
COUNTY OF DAKOTA  )

         The foregoing instrument was acknowledged before me this 27 day of May, 1987, by John H. Underwood, President of Datakey, Inc., a Minnesota corporation, on behalf of the corporation.

                                             /s/ Bette F. Feahr
                                             Notary Public - Minnesota
                                             Dakota County
                                             My commission expires 8-20-91
(Notarial Seal)

                      Notice of Change of Registered Office
                                       by
                                  DATAKEY, INC.

Pursuant to Minnesota Statutes, Section 302A.123, the undersigned hereby certifies that the Board of Directors of the above named Minnesota Corporation has resolved to change the corporation's registered office or agent:

FROM:             Datakey, Inc.
                  12281 Nicollet Avenue South
                  Burnsville, MN  55337

TO:               Datakey, Inc.
                  407 West Travelers Trail
                  Burnsville, MN  55337-2554

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

The effective date of the change will be the 1st day of July, 1987 or the day of filing of this certificate with the Secretary of State, whichever is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.


                                                     /s/ George H. M. Rountree
                                                     George H. M. Rountree
                                                     Vice President Finance
July 11, 1988

State of Minnesota         )
                           ) ss.
County of Dakota  )

         The foregoing instrument was acknowledged before me on this 11th day of July, 1988.

                                                   /s/ Bette F. Feahr
                                                   Notary Public - Minnesota
                                                   Dakota County
                                                   My commission expires 8-20-91

State of Minnesota
Department of State
                             Filed: August 10, 1988

                       STATEMENT OF DESIGNATION OF SHARES
                                       OF
                                  DATAKEY, INC.



         The undersigned hereby certifies that the resolutions set forth on Exhibit A attached hereto were duly adopted by the Board of Directors of Datakey, Inc. on May 11, 1998.

         I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.


May 14, 1998
                                  DATAKEY, INC.


                                 /s/ Alan G. Shuler
                                 Alan G. Shuler
                                 Vice President and Chief Financial Officer

                                                                    EXHIBIT A


         DESIGNATION OF SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK


         WHEREAS, pursuant to the Articles of Incorporation of this corporation, the Board of Directors has authority to establish, from the 2,100,000 undesignated shares of capital stock, one or more classes or series of shares, to designate each such class or series, and to fix the relative rights and preferences of each such class or series; and

         WHEREAS, the Board of Directors deem it advisable to designate shares of Series A Convertible Cumulative Preferred Stock;

         NOW, THEREFORE, RESOLVED, that of the 2,100,000 undesignated shares currently authorized, 150,000 shares are hereby designated as shares of Series A Convertible Cumulative Preferred Stock, which shares shall have the terms as set forth on Exhibit A hereto.

                                    EXHIBIT A


             RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK


         The rights, preferences, restrictions and other matters relating to the Series A Convertible Cumulative Preferred Stock (the "Series A Preferred Stock") are as follows:

         1. Dividend Provisions. Upon issuance, dividends shall accrue on each share of outstanding Series A Preferred Stock at an annual rate equal to $1.264 per share per annum (8% of the Original Issue Price, as defined herein). Such dividends shall be cumulative and shall be payable upon any conversion of the Series A Preferred Stock pursuant to Section 3 hereof. Such dividends shall only be paid out of legally available funds of the Company. Such dividends shall be payable by the Company, in its sole discretion, all in cash or all by the issuance of a number of shares of the Company's unrestricted, freely tradable common stock equal to the dividends owing on the Series A Preferred Stock; provided, however, that prior to the payment of any such dividend by the issuance of shares of the Company's common stock, the Company shall deliver to the Investors an opinion of its counsel stating that all such shares have been validly registered, and that they are duly authorized, validly issued and nonassessable. For the purposes hereof, the number of shares of the Company's common stock issuable in lieu of any cash dividend payment shall equal the total dividend payment then due divided by the per share price of such stock. The per share price of the Company's common stock shall be determined based on the average closing bid price of such stock quoted on The Nasdaq Stock Market for the ten consecutive trading days prior to the payment of such dividends. Dividends on shares of the Series A Preferred Stock shall accrue beginning on the date of issuance of the shares of Series A Preferred Stock, shall compound on an annual basis and shall be payable upon conversion of the Series A Preferred Stock (a "Payment Date"). All accrued and unpaid dividends on the Series A Preferred Stock must be paid before any dividends may be declared or paid on any other junior series of preferred or common stock issued by the Company.

         2.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the previously issued Convertible Preferred Stock (the "Convertible Preferred Stock") and the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to $2.50 for the Convertible Preferred Stock, and for the Series A Preferred Stock the sum of (i) $15.80, as adjusted pursuant to Section 4(c) hereof (the "Original Issue Price"), and (ii) an amount equal to cumulative unpaid dividends on such shares (respectively, a "Liquidation Amount"). If upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Convertible Preferred Stock and the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock and the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder multiplied by the appropriate Liquidation Amount.

                  (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2, if assets remain in the Company, the remaining assets of the Company shall be distributed ratably among the holders of the Company's common stock and the Series A Preferred Stock in proportion to the number of shares of common stock held by each (assuming full conversion of all shares of Series A Preferred Stock).

                  (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company, unless the Company's shareholders as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                       (ii) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value.

                       (iii) In the event the requirements of this Section 2 are not complied with, the Company shall forthwith either:

                                    (A) cause such closing to be postponed until
such  time  as  the requirements of this Section 2 have been complied with, or

                                    (B) cancel such  transaction, in which event
the rights, preferences and privileges of the holders of the Convertible Preferred Stock and the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                       (iv) The Company shall give each holder of record of Convertible Preferred Stock and the Series A Preferred Stock written notice of such impending transaction not later than 20 days prior to the shareholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction; provided, however, that the holder of any shares of then outstanding Convertible Preferred Stock or Series A Preferred Stock shall have the right during such 20-day period to convert such shares pursuant to Section 3 hereof. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Company has given the first notice provided for herein or sooner than ten days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of the Convertible Preferred Stock and the Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of each of the classes of preferred stock, voting separately as a class.

         3.       Conversion.

                  (a) Conversion Right. At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible at any time during the period commencing on the day on which the Series A Preferred Stock is issued and expiring on May 15, 2000 (the date which is the second anniversary of the date of issuance of the Series A Preferred Stock); provided, however, that such expiration date shall be extended for a number of days equal to the number of days beyond the 90th day following the date of issuance of the Series A Preferred Stock that the Registration Statement (as such term is defined in the Registration Rights Agreement, of even date herewith, entered into by and between the Company and the Investors set forth on Schedule A thereto) is not effective (such date, including any extension thereof pursuant to the foregoing proviso, being herein referred to as the "Second Anniversary"). The Series A Preferred Stock shall be convertible at the office of the Company or any transfer agent for such stock into such number of fully paid and nonassessable shares of the Company's common stock as is determined by dividing the Original Issue Price, subject to adjustment as provided in Section 4, by the Conversion Price applicable to such shares, determined as hereafter provided, in effect on the date the certificates representing such shares are surrendered for conversion (the "Conversion Date"). The Conversion Price shall be equal to the average closing bid price of one share of the Company's common stock as quoted by the Nasdaq SmallCap Market, the Nasdaq National Market or the principal exchange upon which shares of the Company's common stock may be listed, or, if the Company's common stock shall not then be quoted on the Nasdaq SmallCap
Market or the Nasdaq National Market or listed on a national securities exchange, but shall otherwise be traded in the over-the-counter market, on such over-the-counter market for the ten-day period ending on the day prior to the Conversion Date (the "Trading Period") multiplied by .8 (the "Conversion Price"); provided, however, that in no event shall the Conversion Price exceed $5.00 per share or be less than $2.75 (the "Maximum Price" and "Minimum Price," respectively) per share; and provided, further, that appropriate adjustments shall be made in determining the average closing bid price if a recapitalization or other event affecting the Company's common stock shall occur during the Trading Period.

                  (b) Dividend Payment. Should the Company, pursuant to Section 1 hereof, not elect to pay all outstanding, cumulative, accrued and unpaid dividends on the Series A Preferred Stock in shares of its common stock, the Company shall pay, in immediately available funds, to the holder of any shares of Series A Preferred Stock being converted, within two days, all such dividends on the date that it receives notice of such holder's intent to convert such shares pursuant to (d) below. Separately, should the Company elect to pay all outstanding, cumulative, accrued and unpaid dividends on the Series A Preferred Stock in shares of its common stock, it shall, within two business days of receiving a holder's notice of intent to convert, deliver certificates representing such shares to the holder of the Series A Preferred Stock.

                  (c) Automatic Conversion. Any shares of Series A Preferred Stock remaining outstanding on the Second Anniversary shall be automatically converted pursuant to the conversion terms of Section 3(a) above. The Conversion Date with respect to such automatic conversion shall be the Second Anniversary. In any event, the Company shall, within two business days after automatic conversion of the Series A Preferred Stock, issue and deliver a certificate or certificates for the number of shares of the Company's common stock to which each former holder of Series A Preferred Stock is entitled. Notwithstanding the foregoing, no automatic conversion of the Series A Preferred Stock shall occur pursuant to this Section unless (i) all shares of the Company's common stock underlying the shares of Series A Preferred Stock may be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended,
(ii) the Company's common stock is listed and trading on The Nasdaq Stock Market, and (iii) the Company has reserved and available for issuance a number of shares of its common stock sufficient to cover conversion of all outstanding shares of Series A Preferred Stock.

                  (d)  Mechanics  of  Conversion.  Before any holder of Series A
Preferred Stock shall be entitled to convert the same into shares of the Company's common stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice, via facsimile, to the Company, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Company's common stock are to be issued. The Company shall, immediately thereafter (and in any event no more than two business days thereafter), issue and deliver to such holder of Series A Preferred Stock at the address shown on the Company's records or at such other address as such party may designate by written notice to the Company, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the Company's common stock to which such holder shall be entitled pursuant to Section 3(a) and a certificate representing shares of Series A Preferred Stock not so converted by the holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of the Company's common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Company's common stock as of such date.

                  (e) Mechanics of Automatic Conversion. On the Conversion Date with respect to the automatic conversion pursuant to subsection 3(c) above, the certificates representing shares of Series A Preferred Stock shall immediately represent that number of shares of the Company's common stock into which such shares are convertible. Holders of Series A Preferred Stock shall deliver their certificates, duly endorsed in blank, to the principal office of the Company, together with a notice setting out the name or names (with addresses) and denominations in which the certificates representing such shares of common stock issuable upon conversion are to be issued and including instructions for delivery thereof. The person entitled to receive the shares of the Company's common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at and on the Conversion Date, and the rights of such person as a holder of shares of Series A Preferred Stock shall cease and terminate at and on the Conversion Date, in any case without regard to any failure by such holder to deliver the certificates or the notice required by this subsection 3(e). On the Conversion Date with respect to automatic conversion, the Company shall pay all outstanding, cumulative, accrued and unpaid dividends, either by the issuance of shares of its common stock or in cash, pursuant to the provisions set forth in (a) above; provided, however, that should the Company elect to pay such dividends by the issuance of additional shares of its common stock, the person entitled to receive such shares of the Company's common stock issuable upon such conversion shall be treated for all purposes as the record holder of such additional shares on the Conversion Date

                  (f) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (g) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of the Company's common stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into shares of the Company's common stock and the number of shares of such common stock issuable upon such aggregate conversion.

                  (h) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (i) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of its common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of the Company's common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company's Articles of Incorporation.

                  (j) Notices.  Any notice  required by the  provisions  of this
Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

         4.       Anti-Dilution Provisions.

                  The Original Issue Price shall be subject to adjustment from time to time upon the happening of any of the following events: (a) In the event the Company shall issue or sell any shares of its common stock (except as provided in paragraph (e) hereof) for a consideration per share less than the greater of (A) $5.00, or (B) 80% of the Market Price (as defined below) on the date of such issue or sale, then the Original Issue Price shall be increased to such greater price (calculated to the nearest cent) as shall be determined by multiplying the Original Issue Price by a fraction, the numerator of which shall be the number of shares of the Company's common stock outstanding immediately after the issuance or sale of such additional shares, and the denominator of which shall be the sum of (i) the number of shares of the Company's common stock outstanding immediately prior to the issuance or sale of such additional shares, and (ii) the number of shares of the Company's common stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the greater of $5.00, or if such shares of the Company's common stock shall have been issued for a consideration per share less than 80% of the Market Price on the date of issuance or sale, the current Market Price. For purposes of this paragraph, all shares of the Company's common stock issuable upon exercise of outstanding options and warrants shall be deemed to be outstanding.

                  (b) For the purposes of paragraph 4(a) above, the following subparagraphs (i) to (vii), inclusive, shall be applicable:

                          (i) If at any time the Company shall issue or sell any
rights to subscribe for, or any rights or options to purchase, shares of its common stock or any stock or other securities convertible into or exchangeable for such common stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities shall be immediately exercisable, and the price per share for which shares of the Company's common stock shall be issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which shall relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total number of shares of the Company's common stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the greater of (x) the $5.00, or (y) 80% of the Market Price at the time of such issue or sale, then the total number of shares of the Company's common stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share, and except as provided in paragraph 4(d), no further adjustments of the Original Issue Price shall be made upon the actual issue of such shares of common stock or of such Convertible Securities, upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

                           (ii) If at any time the  Company  shall issue or sell
any Convertible Securities, whether or not the rights to exchange or convert thereunder shall be immediately exercisable, and the price per share for which shares of the Company's common stock shall be issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of shares of the Company's common stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of (x) $5.00, or (y) 80% of the Market Price at the time of such issue or sale, then the total number of shares of the Company's common stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and, except as provided in paragraph 4(d), no further adjustments of the Original Issue Price shall be made upon the actual issue of such shares of common stock upon conversion or exchange of such Convertible Securities. In addition, if any issue or sale of such Convertible Securities shall be made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Original Issue Price shall have been or shall be made pursuant to other provisions of this paragraph 4(b)(ii), no further adjustment of the Original Issue Price shall be made by reason of such issue or sale.

                           (iii) If at any time the  Company  shall  declare and
pay a dividend or make any other distribution upon the shares of its common stock payable in such stock or Convertible Securities, any such stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (iv)  If at any  time  any  shares  of the  Company's
common stock or Convertible Securities or any rights or options to purchase shares of any such stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of the Company's common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Company's Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of the Company's common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of the net assets of such merged corporation as determined by the Company's Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

                           (v) If at any time the  Company  shall  take a record
of the holders of its common stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in shares of the Company's common stock or in Convertible Securities, or (2) to subscribe for or purchase shares of the Company's common stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Company's common stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (vi) The  number of shares  of the  Company's  common
stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, provided that such shares are neither issued, sold or otherwise distributed by the Company.

                           (vii) For purposes  hereof,  the "Market Price" shall
mean the average closing bid price of the Company's common stock on the Nasdaq SmallCap Market, the Nasdaq National Market or the principal exchange upon which shares of the Company's common stock may be listed, or, if the Company's common stock shall not then be quoted on the Nasdaq SmallCap Market or the Nasdaq National Market or listed on a national securities exchange, but shall otherwise be traded in the over-the-counter market, on such over-the-counter market, in each case for the ten day period immediately preceding any determination of such "Market Price" (subject to appropriate adjustments which shall be made in determining the average closing bid price if a recapitalization or other event affecting the Company's common stock shall occur during such 10-day period). If at any time shares of the Company's common stock shall not be quoted on the Nasdaq SmallCap Market or the Nasdaq National Market, listed on a national securities exchange, or otherwise traded in the over-the-counter market, the "Market Price" of a share of the Company's common stock shall be deemed to be the higher of (x) the book value thereof (as determined by any firm of independent public accountants of nationally recognized standing selected by the Company's Board of Directors) as of the last day of any month ending within 60 days preceding the date of determination, or (y) the fair value thereof (as determined in good faith by the Company's Board of Directors) as of a date which shall be within 15 days of the date of determination.

                           (c) In case at any time the  Company shall  subdivide
its outstanding shares of common stock into a greater number of shares, the Original Issue Price in effect immediately prior to such subdivision, the Maximum Price and the Minimum Price shall be proportionately reduced, and the Company shall subdivide the Series A Preferred Stock in the same proportion. In case at any time the outstanding shares of the Company's common stock shall be combined into a smaller number of shares, the Original Issue Price in effect immediately prior to such combination, the Maximum Price and the Minimum Price shall be proportionately increased, and the Company shall combine the Series A Preferred Stock in the same proportion. Any adjustment under this paragraph 4(c) shall become effective at the close of business on the date the subdivision or combination shall become effective. The Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock to such number of shares as shall be sufficient for any such purposes, including engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company's Articles of Incorporation.

                  (d) If the purchase or exercise price provided for in any right or option referred to in paragraph 4(b)(i), or the rate at which any Convertible Securities referred to in paragraph 4(b)(i) or (ii) shall be convertible into or exchangeable for shares of the Company's common stock, shall change or a different purchase or exercise price or rate shall become effective at any time or from time to time (including any change resulting from termination of such right, option or convertible security), then, upon such change becoming effective, the Original Issue Price then in effect hereunder shall forthwith be increased or decreased to such Original Issue Price as would have been obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (A) the issuance of the number of shares of the Company's common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and (B) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

                  (e) The Company shall not be required to make any adjustment to the Original Issue Price in the case of:

                           (i)      the granting,  after the date hereof, by the
Company of stock options under the Company's 1997 Stock Option Plan, so long as the shares of the Company's common stock underlying such options are covered by the 800,000 shares currently reserved for issuance under such plan as of the date hereof, assuming approval by the Company's shareholders of the 300,000 share increase at the Company's 1998 Annual Meeting of Shareholders;

                           (ii)   the issuance of shares of the Company's common
stock, pursuant to the exercise of the options referred to in paragraph 4(e)(i) above or the exercise of any other options or warrants outstanding as of the date hereof; or

                           (iii)  the   issuance  of  shares  of  the  Series  A
Preferred Stock hereunder or of shares of the Company's common stock upon the conversion of any shares of the Series A Preferred Stock or upon the exercise of the Warrant or the Warrant issued to Miller, Johnson & Kuehn, Incorporated on the same date as the Preferred Stock Purchase Agreement to which this certificate of Designation is an Exhibit.

         5. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to the number of votes on all matters submitted to the Company's shareholders that shall be equal to the number of shares of the Company's common stock into which such holder's shares of Series A Preferred Stock shall then be convertible (assuming a conversion as of the record date set for the vote).

         6. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 3 hereof, the shares of Series A Preferred Stock so converted shall be canceled and shall not be issuable by the Company. The Articles of Incorporation of the Company shall be appropriately amended to effect the corresponding reduction in the Company's authorized capital stock.

         7. Notice of Adjustment. The Company shall provide all holders of shares of Series A Preferred Stock five business days prior written notice of any adjustments in the Original Issue Price, the Maximum Price, the Minimum Price or any other adjustments made pursuant to the provisions hereof.